SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2001

S&T Bancorp, Inc
______________________________________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania ____________________ (State or other jurisdiction of incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of principal executive offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

S&T Bancorp, Inc. announces record earnings for the first quarter ending March 31, 2001. Diluted earnings per share increased 7.5 percent in the first quarter to $0.43 per share from $0.40 per share in the same period of 2000. Net income increased 8.0 percent to $11.7 million from $10.8 million in the year ago period.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

April 16, 2001	S&T Bancorp, Inc. /s/ Robert E. Rout ________________________ Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary